Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (February 12, 2025)

IPG Announces Fourth Quarter and Full Year 2024 Results

FOURTH QUARTER
•Total revenue, including billable expenses, was $2.9 billion
•Revenue before billable expenses ("net revenue") was $2.4 billion, with organic decrease of -1.8%
•Reported net income was $344.5 million
•Adjusted EBITA before restructuring charges and deal costs was $591.2 million with margin of 24.3% on revenue before billable expenses
•Diluted earnings per share of $0.92 as reported and $1.11 as adjusted

FULL YEAR
•Total revenue, including billable expenses, was $10.7 billion
•Revenue before billable expenses ("net revenue") was $9.2 billion, with organic growth of 0.2%
•Reported net income was $689.5 million
•Adjusted EBITA before restructuring charges and deal costs was $1.5 billion, with margin of 16.6% on revenue before billable expenses
•Diluted earnings per share of $1.83 as reported and $2.77 as adjusted

Philippe Krakowsky, CEO of IPG:
“Today we are reporting an organic revenue increase of 20 basis points for the full year 2024, along with adjusted EBITA margin in-line with our forecast of 16.6%. Our strong margin result reflects continued effective operating discipline by our teams, notwithstanding the challenges of the past year.
“Solid new business momentum in the fourth quarter and early 2025 will begin to come online later this year, though it will not offset sizable client losses incurred last year due largely to changes in the media trading environment. Factoring in those headwinds, and with the benefit of otherwise sound underlying performance, we are forecasting an organic decrease in revenue for the full year of 1% to 2%.
“Given the rapid and ongoing evolution of our industry, we will be undertaking a program of accelerated business transformation this year, designed to enhance our offerings and drive significant structural expense savings. This blueprint includes improving operating efficiencies at a number of our agencies, strategic centralization of many corporate functions, speeding our progress on simplification and platforming in both corporate services and certain areas of client delivery, greater offshoring and nearshoring, as well as further improving real estate efficiency.
"We estimate that this program will lead to savings of approximately $250 million in calendar 2025 — net of reinvestment in our most advanced capabilities — at an equivalent cost, a
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

significant portion of which will be non-cash. These actions allow us to target an adjusted EBITA margin for 2025 of 16.6%, despite the revenue challenges we are facing. We expect the significant return on these efforts will advance Interpublic’s go-forward standalone capabilities, and, further, allow us to become a part of the new Omnicom as the strongest possible company. It also bears mention that the benefits of this restructuring have limited overlap with the cost synergies identified as part of the Omnicom acquisition.
“We believe the proposed acquisition will result in the industry’s most dynamic and well-resourced company. Our understanding of consumer behavior at every step of the marketing lifecycle will be deeper than any other provider, as will our capacity to invest in emerging technologies. Together, we will bring to market an unparalleled range of talented practitioners in every marketing and sales discipline, supported by exceptional technology, data, production, and commerce platforms, to unlock growth opportunities and measurable results for our clients and for the combined company.”

Summary

Revenue
•Fourth quarter 2024: Total revenue, which includes billable expenses, was $2.86 billion, compared $3.02 billion in the fourth quarter of 2023.
•Revenue before billable expenses ("net revenue") was $2.43 billion, a reported decrease of 5.9% compared to the fourth quarter of 2023.
•The organic decrease of net revenue was 1.8% from the fourth quarter of 2023.
•Full year 2024: Total revenue, which includes billable expenses, was $10.69 billion compared to $10.89 billion for the full year 2023.
•Revenue before billable expenses ("net revenue") was $9.19 billion, a reported decrease of 2.3% compared to the full year 2023.
•The organic increase of net revenue was 0.2% from the full year 2023.

Operating Results
•In the fourth quarter of 2024, operating income was $567.9 million, including a reversal of restructuring charges of $(6.4) million and deals costs of $9.3 million, compared to $606.8 million, including restructuring charges of $0.8 million, for the same period in 2023. Adjusted EBITA before the reversal of restructuring charges and deal costs was $591.2 million in the fourth quarter of 2024, compared to $628.5 million for the same period in 2023. Fourth quarter 2024 margin of adjusted EBITA before restructuring charges and deal costs was 24.3% on revenue before billable expenses.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

•Operating income for the full year 2024 was $1.20 billion, including a reversal of restructuring charges of $(5.0) million and deal costs of $9.3 million, compared to $1.48 billion, including restructuring charges of $0.1 million, for the same period in 2023. Operating results for the full year 2024 include non-cash goodwill impairment of $232.1 million in the third quarter related to the write down of the carrying value of digital specialist agencies to fair value. Adjusted EBITA before restructuring charges and deals costs was $1.52 billion for the full year 2024, compared to $1.57 billion for the same period in 2023. Full year 2024 margin of adjusted EBITA before restructuring charges and deal costs was 16.6% on revenue before billable expenses.
•Refer to reconciliations in the appendix within this press release for further detail.

Net Results
•In the fourth quarter of 2024, the Income tax provision was $125.7 million on income before income taxes of $483.3 million.
•Fourth quarter 2024 net income available to IPG common stockholders was $344.5 million, resulting in earnings of $0.93 per basic share and $0.92 per diluted share, compared to $1.21 and $1.21, respectively, for the same period in 2023. Adjusted earnings were $1.11 per diluted share as adjusted for after-tax amortization of acquired intangibles of $16.2 million, the after-tax reversal of restructuring charges of $4.8 million, after-tax deal costs of $8.3 million and an after-tax loss of $51.3 million on the sales of businesses. This compares to adjusted earnings of $1.18 per diluted share a year ago.
•Income tax provision for the full year 2024 was $333.9 million on income before income taxes of $1.05 billion.
•Full year 2024 net income available to IPG common stockholders was $689.5 million, resulting in earnings of $1.84 per basic share and $1.83 per diluted share, compared to $2.86 and $2.85, respectively, for the same period in 2023. Net income and earnings per share for the full year 2024 include after-tax expense of $211.4 million related to the non-cash charge to write down goodwill. Adjusted earnings were $2.77 per diluted share as adjusted for after-tax amortization of acquired intangibles of $65.0 million, after-tax impairment of goodwill of $211.4 million, the after-tax reversal of restructuring charges of $3.7 million, after-tax deal costs of $8.3 million and an after-tax loss of $74.2 million on the sales of businesses. Full year 2023 basic and diluted earnings per share, both as reported and adjusted, include a positive impact of $0.17 related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018. Adjusted earnings were $2.99 per diluted share a year ago.
•Refer to reconciliations in the appendix within this press release for further detail.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Operating Results

Revenue
Revenue before billable expenses of $2.43 billion in the fourth quarter of 2024 decreased 5.9% when compared with the same period in 2023. During the quarter, the effect of foreign currency translation was negative 0.5%, the impact of net divestitures was negative 3.6%, and the resulting organic decrease of net revenue was 1.8%.

Revenue before billable expenses of $9.19 billion for the full year 2024 decreased 2.3% when compared with the same period in 2023. During the year, the effect of foreign currency translation was negative 0.4%, the impact of net divestitures was negative 2.1%, and the resulting organic increase of net revenue was 0.2%. Organic net revenue change excludes agencies R/GA and Huge as of the beginning of the third quarter of 2024 as a result of their classification as held-for-sale. The sale of Huge closed in the fourth quarter of 2024.

Operating Expenses
For the fourth quarter of 2024, total operating expenses, excluding billable expenses, restructuring charges, deal costs and amortization of acquired intangibles decreased by 5.8% when compared with the same period in 2023. For the full year 2024, total operating expenses excluding billable expenses, restructuring charges, deal costs, amortization of acquired intangibles and impairment of goodwill decreased by 2.1% when compared with the same period in 2023.

Staff cost ratio, which is total salaries and related expenses as a percentage of revenue before billable expenses, decreased to 58.7% in the fourth quarter of 2024, compared to 59.4% for the same period in 2023. Total salaries and related expenses in the fourth quarter of 2024 was $1.43 billion, a decrease of 6.9% compared to the same period in 2023. The decrease was primarily driven by decreases in base salaries, benefits and tax and temporary help expense, partially offset by increases in performance-based employee incentive compensation expense. For the full year 2024, staff cost ratio decreased to 65.6%, compared to 66.4% in the same period in 2023. Total salaries and related expenses was $6.02 billion during the full year 2024, a decrease of 3.5% compared to the same period 2023. The decrease was primarily driven by decreases in base salaries, benefits and tax and temporary help expense, partially offset by increases in severance expense.

For the fourth quarter 2024 office and other direct expenses as a percentage of revenue before billable expenses increased to 13.8% compared to 13.6% for the same period in 2023. Office and other direct expenses were $335.5 million in the fourth quarter of 2024, a decrease of 4.9% compared to the same period in 2023. The decrease in the fourth quarter was primarily driven by decreases in bad debt expense, occupancy expense and new business and promotion
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

expenses, partially offset by increases in client service costs. For the full year 2024 office and other direct expenses as a percentage of revenue before billable expenses increased to 14.6% compared to 14.3% for the same period in 2023. Office and other direct expenses were $1.34 billion for the full year 2024, relatively flat when compared to 2023. Increased client service costs were offset by decreases in occupancy expense, lower foreign currency losses and decreases in bad debt expense, as well as decreases in discretionary expenses including travel and entertainment.

Selling, general and administrative expenses increased by $20.6 million to $44.1 million in the fourth quarter of 2024 when compared with the same period in 2023. Selling, general and administrative expenses increased by $63.3 million to $130.5 million for the full year 2024 when compared with the same period in 2023. The increase for the fourth quarter and full year 2024 was primarily due to $9.3 of deal costs incurred during the fourth quarter of 2024 related to the planned acquisition of IPG by Omnicom, as well as an increase in software and cloud-based expenses.

Depreciation and amortization expense decreased by 2.9% during the fourth quarter of 2024, and decreased by 2.0% for the full year 2024.

During the full year 2024, we recorded goodwill impairment of $232.1 million.

During the fourth quarter and year ended December 31, 2024, restructuring charges represent adjustments to our restructuring actions taken in 2020 and 2022, and primarily consist of a reversal related to the early termination of certain property leases. During the fourth quarter and year ended December 31, 2023, restructuring charges represent adjustments to our restructuring actions taken in 2020 and 2022.

Non-Operating Results and Tax
Net interest expense increased by $4.2 million to $22.1 million in the fourth quarter of 2024 from a year ago. Full year 2024 net interest expense decreased by $6.6 million to $78.2 million from a year ago.

Other Expense, net was $62.5 million and $75.9 million for the fourth quarter and full year 2024, respectively, primarily related to losses on sales of businesses and the classification of certain assets and liabilities as held for sale, as well as pension and postretirement costs.

The income tax provision in the fourth quarter of 2024 was $125.7 million on income before income taxes of $483.3 million, compared to a provision of $155.3 million on income before income taxes of $623.9 million for the same period in 2023. The income tax provision for the full year 2024 was $333.9 million on income before income taxes of $1.05 billion, compared to
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

a provision of $291.2 million on income before income taxes of $1.41 billion in 2023. The income tax provision for the full year 2023 includes a benefit of $64.2 million related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018, which is primarily non-cash.

The effective tax rate for the fourth quarter of 2024 was 26.0% compared to 24.9% for the same period in 2023. Excluding the impacts of amortization of acquired intangibles, restructuring charges, deal costs, and losses on the sales of businesses, the effective tax rate for the fourth quarter of 2024 was 24.1% compared to 25.0% in 2023 as similarly adjusted. The effective tax rate for the full year 2024 was 31.8% compared to 20.7% for the same period in 2023. The income tax provision for the full year 2023 includes a benefit of $64.2 million related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018, which reduced the effective tax rate by approximately 4.5%. Excluding the impacts of amortization of acquired intangibles, impairment of goodwill, restructuring charges, deal costs and net losses on the sales of businesses, the effective tax rate for the full year 2024 was 25.2% compared to 20.6% in 2023 as similarly adjusted.

Balance Sheet
At December 31, 2024, cash and cash equivalents totaled $2.19 billion, compared to $2.39 billion at December 31, 2023. Total debt was $2.96 billion at December 31, 2024, compared to $3.20 billion at December 31, 2023.

Share Repurchase Program
During the full year 2024, the Company repurchased 7.3 million shares of its common stock at an aggregate cost of $230.1 million and an average price of $31.40 per share, including fees. There were no share repurchases during the fourth quarter of 2024.

Common Stock Dividend
During the fourth quarter of 2024, the Company declared and paid a common stock cash dividend of $0.330 per share, for a total of $122.8 million. During 2024, the Company paid four quarterly cash dividends of $0.330 per share on our common stock, which totaled $496.5 million of dividend payments for the full year.
For further information regarding the Company's financial results as well as certain non-GAAP measures including organic revenue before billable expenses change, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to the appendix within this press release and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

About Interpublic
Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include Acxiom, Craft, FCB, FutureBrand, Golin, Initiative, IPG Health, IPG Mediabrands, Jack Morton, KINESSO, MAGNA, McCann, Mediahub, Momentum, MRM, MullenLowe Global, Octagon, UM, Weber Shandwick and more. IPG is an S&P 500 company with total revenue of $10.7 billion in 2024.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this report that are not historical facts, including statements regarding goals, intentions, and expectations as to future plans, trends, events, or future results of operations or financial position, constitute forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “project,” “forecast,” “plan,” “intend,” “could,” “would,” “should,” “estimate,” “will likely result” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results and outcomes to differ materially from those reflected in the forward-looking statements, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

On December 8, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Omnicom Group Inc. (“Omnicom”), pursuant to which a merger subsidiary of Omnicom will merge with and into IPG, with IPG surviving the merger as a direct wholly owned subsidiary of Omnicom. The forward-looking statements in this report, other than the statements regarding the proposed merger transaction with Omnicom, do not assume the consummation of the proposed transactions unless specifically stated otherwise.

Actual results and outcomes could differ materially for a variety of reasons, including, among others:

•risks relating to the pending merger transaction with Omnicom, including: the occurrence of any event, change, or other circumstances that could delay or prevent closing of the proposed transactions with Omnicom, or give rise to the termination of the Merger Agreement; unanticipated costs or restrictions resulting from regulatory review of the merger transactions; restrictions on our business activities imposed by the Merger Agreement; costs incurred in connection with the merger and subsequent integration with Omnicom; litigation risks relating to the merger; any failure to integrate successfully the business and operations of Omnicom and IPG in the expected time frame, to realize all of the anticipated benefits of the combination or to effectively manage the combined companies’ expanded operations; and any merger-related loss of clients, service providers, vendors, or other business counterparties;
•the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
•our ability to attract new clients and retain existing clients; including as a result of the announced merger transaction with Omnicom;
•our ability to retain and attract key employees; including as a result of the announced merger transaction with Omnicom;
•unanticipated changes in the competitive environment in the marketing and communications services industry, including risks and challenges from new or developing technologies such as artificial intelligence (AI);
•risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in interest rates, inflation rates and currency exchange rates;
•the economic or business impact of military or political conflict in key markets; or any significant market disruptions as a result of factors like public health crises;
•developments from changes in the regulatory and legal environment for advertising and marketing services companies around the world, including laws and regulations related to data protection and consumer privacy;
•the impact on our business as a result of general or directed cybersecurity events; and
•risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a challenging economy, and potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments.

Investors should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other SEC filings. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any of them in light of new information, future events, or otherwise.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

ADDITIONAL INFORMATION ABOUT THE TRANSACTION WITH OMNICOM AND WHERE TO FIND IT
In connection with the proposed transaction, IPG and Omnicom have filed a joint proxy statement with the SEC on January 17, 2025 and Omnicom has filed with the SEC a registration statement on Form S-4 on January 17, 2025 (File No.333-284358) (“Form S-4”) that includes the joint proxy statement of IPG and Omnicom and that also constitutes a prospectus of Omnicom. Each of IPG and Omnicom may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that IPG or Omnicom may file with the SEC. The definitive joint proxy statement/prospectus have been mailed to stockholders of IPG and Omnicom. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN AND MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT IPG, OMNICOM AND THE PROPOSED TRANSACTION.
Investors and security holders are able to obtain free copies of the registration statement, joint proxy statement/prospectus and other documents containing important information about IPG, Omnicom and the proposed transaction, through the website maintained by the SEC at http://www.sec.gov. Copies of the registration statement, joint proxy statement/prospectus and other documents (if and when available) filed with the SEC by IPG may be obtained free of charge on IPG’s website at https://investors.interpublic.com/sec-filings/financial-reports or, alternatively, by directing a request by mail to IPG’s Corporate Secretary at The Interpublic Group of Companies, Inc., 909 Third Avenue, New York, NY 10022, Attention: SVP & Secretary. Copies of the registration statement and joint proxy statement/prospectus and other documents (if and when available) filed with the SEC by Omnicom may be obtained free of charge on Omnicom’s website at https://investor.omnicomgroup.com/financials/sec-filings/default.aspx or, alternatively, by directing a request by mail to Omnicom’s Corporate Secretary at Omnicom Group Inc., 280 Park Avenue, New York, New York 10017.

PARTICIPANTS IN THE SOLICITATION
IPG, Omnicom, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of IPG, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in IPG’s Annual Report on Form 10-K, including under the heading “Executive Officers of the Registrant,” and proxy statement for IPG’s 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2024, including under the headings “Board Composition,” “Non-Management Director Compensation,” “Executive Compensation” and “Outstanding Shares and Ownership of Common Stock.” To the extent holdings of IPG common stock by the directors and executive officers of IPG have changed from the amounts reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 (“Form 3”), Statements of Changes in Beneficial Ownership on Form 4 (“Form 4”) or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 (“Form 5”), subsequently filed by IPG’s directors and executive officers with the SEC. Information about the directors and executive officers of Omnicom, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Omnicom’s Annual Report on Form 10-K, including under the heading “Information About Our Executive Officers,” and proxy statement for Omnicom’s 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2024, including under the headings “Executive Compensation,” “Omnicom Board of Directors,” “Directors’ Compensation for Fiscal Year 2023” and “Stock Ownership Information.” To the extent holdings of Omnicom common stock by the directors and executive officers of Omnicom have changed from the amounts reflected therein, such changes have been or will be reflected on Forms 3, Forms 4 or Forms 5, subsequently filed by Omnicom’s directors and executive officers with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the registration statement and joint proxy statement/prospectus and other relevant materials filed or to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and security holders should read the registration statement and joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of any of the documents referenced herein from IPG or Omnicom using the sources indicated above.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

APPENDIX

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FOURTH QUARTER REPORT 2024 AND 2023 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended December 31,
	2024	2023	Fav. (Unfav.) % Variance
Revenue:
Revenue Before Billable Expenses	$2,434.9	$2,586.2	(5.9)%
Billable Expenses	422.1	437.1	(3.4)%
Total Revenue	2,857.0	3,023.3	(5.5)%

Operating Expenses:
Salaries and Related Expenses	1,430.4	1,536.9	6.9%
Office and Other Direct Expenses	335.5	352.9	4.9%
Billable Expenses	422.1	437.1	3.4%
Cost of Services	2,188.0	2,326.9	6.0%
Selling, General and Administrative Expenses	44.1	23.5	(87.7)%
Depreciation and Amortization	63.4	65.3	2.9%
Restructuring Charges	(6.4)	0.8	>100%
Total Operating Expenses	2,289.1	2,416.5	5.3%
Operating Income	567.9	606.8	(6.4)%

Expenses and Other Income:
Interest Expense	(54.3)	(61.4)
Interest Income	32.2	43.5
Other (Expense) Income, Net	(62.5)	35.0
Total (Expenses) and Other Income	(84.6)	17.1

Income Before Income Taxes	483.3	623.9
Provision for Income Taxes	125.7	155.3
Income of Consolidated Companies	357.6	468.6
Equity in Net Income of Unconsolidated Affiliates	0.7	3.0
Net Income	358.3	471.6
Net Income Attributable to Non-controlling Interests	(13.8)	(8.4)
Net Income Available to IPG Common Stockholders	$344.5	$463.2

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.93	$1.21
Diluted	$0.92	$1.21

Weighted-Average Number of Common Shares Outstanding:
Basic	372.3	381.4
Diluted	375.4	383.4

Dividends Declared Per Common Share	$0.330	$0.310

A1

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS ANNUAL REPORT 2024 AND 2023 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve Months Ended December 31,
	2024	2023	Fav. (Unfav.) % Variance
Revenue:
Revenue Before Billable Expenses	$9,187.6	$9,400.6	(2.3)%
Billable Expenses	1,504.1	1,488.7	1.0%
Total Revenue	10,691.7	10,889.3	(1.8)%

Operating Expenses:
Salaries and Related Expenses	6,024.8	6,243.9	3.5%
Office and Other Direct Expenses	1,343.1	1,342.5	0.0%
Billable Expenses	1,504.1	1,488.7	(1.0)%
Cost of Services	8,872.0	9,075.1	2.2%
Selling, General and Administrative Expenses	130.5	67.2	(94.2)%
Depreciation and Amortization	258.9	264.3	2.0%
Impairment of Goodwill	232.1	0.0	>(100)%
Restructuring Charges	(5.0)	0.1	>100%
Total Operating Expenses	9,488.5	9,406.7	(0.9)%
Operating Income	1,203.2	1,482.6	(18.8)%

Expenses and Other Income:
Interest Expense	(229.9)	(225.6)
Interest Income	151.7	140.8
Other (Expense) Income, Net	(75.9)	10.2
Total (Expenses) and Other Income	(154.1)	(74.6)

Income Before Income Taxes	1,049.1	1,408.0
Provision for Income Taxes	333.9	291.2
Income of Consolidated Companies	715.2	1,116.8
Equity in Net Income of Unconsolidated Affiliates	0.5	1.3
Net Income	715.7	1,118.1
Net Income Attributable to Non-controlling Interests	(26.2)	(19.7)
Net Income Attributable to IPG Common Stockholders	$689.5	$1,098.4

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.84	$2.86
Diluted	$1.83	$2.85

Weighted-Average Number of Common Shares Outstanding:
Basic	375.2	384.1
Diluted	377.7	385.9

Dividends Declared Per Common Share	$1.320	$1.240

A2

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended December 31, 2024
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Deal Costs[1]	Net Losses on Business Dispositions[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges and Deal Costs [3]	$567.9	$(20.4)	$6.4	$(9.3)		$591.2

Total (Expenses) and Other Income [4]	(84.6)				$(57.8)	(26.8)
Income Before Income Taxes	483.3	(20.4)	6.4	(9.3)	(57.8)	564.4
Provision for Income Taxes	125.7	4.2	(1.6)	1.0	6.5	135.8
Effective Tax Rate	26.0%					24.1%
Equity in Net Income of Unconsolidated Affiliates	0.7					0.7
Net Income Attributable to Non-controlling Interests	(13.8)					(13.8)
Net Income Available to IPG Common Stockholders	$344.5	$(16.2)	$4.8	$(8.3)	$(51.3)	$415.5

Weighted-Average Number of Common Shares Outstanding - Basic	372.3					372.3
Dilutive effect of stock options and restricted shares	3.1					3.1
Weighted-Average Number of Common Shares Outstanding - Diluted	375.4					375.4

Earnings Per Share Available to IPG Common Stockholders[5]:
Basic	$0.93	$(0.04)	$0.01	$(0.02)	$(0.14)	$1.12
Diluted	$0.92	$(0.04)	$0.01	$(0.02)	$(0.14)	$1.11

[1] Consists of deal costs recorded in the fourth quarter of 2024 related to the planned acquisition of IPG by Omnicom.
[2] Primarily relates to a net loss as a result of a completed disposition and the classification of certain assets as held for sale.
[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges and Deal Costs on page A5 in the appendix.
[4] Consists of non-operating expenses including interest expense, interest income and other income (expense), net.
[5] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

A3

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31, 2024
	As Reported	Amortization of Acquired Intangibles	Impairment of Goodwill	Restructuring Charges	Deal Costs[1]	Net Losses on Businesses Dispositions[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges and Deal Costs [3]	$1,203.2	$(81.8)	$(232.1)	$5.0	$(9.3)		$1,521.4

Total (Expenses) and Other Income [4]	(154.1)					$(64.2)	(89.9)
Income Before Income Taxes	1,049.1	(81.8)	(232.1)	5.0	(9.3)	(64.2)	1,431.5
Provision for Income Taxes	333.9	16.8	20.7	(1.3)	1.0	(10.0)	361.1
Effective Tax Rate	31.8%						25.2%
Equity in Net Income of Unconsolidated Affiliates	0.5						0.5
Net Income Attributable to Non-controlling Interests	(26.2)						(26.2)
Net Income Available to IPG Common Stockholders	$689.5	$(65.0)	$(211.4)	$3.7	$(8.3)	$(74.2)	$1,044.7

Weighted-Average Number of Common Shares Outstanding - Basic	375.2						375.2
Dilutive effect of stock options and restricted shares	2.5						2.5
Weighted-Average Number of Common Shares Outstanding - Diluted	377.7						377.7

Earnings Per Share Available to IPG Common Stockholders[5]:
Basic	$1.84	$(0.17)	$(0.56)	$0.01	$(0.02)	$(0.20)	$2.78
Diluted	$1.83	$(0.17)	$(0.56)	$0.01	$(0.02)	$(0.20)	$2.77

[1] Consists of deal costs recorded in the fourth quarter of 2024 related to the planned acquisition of IPG by Omnicom.
[2] Primarily relates to a net loss as a result of a completed disposition and the classification of certain assets as held for sale.
[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges and Deal Costs on page A5 in the appendix.
[4] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[5] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.
A4

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Revenue Before Billable Expenses	$2,434.9	$2,586.2	$9,187.6	$9,400.6

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$344.5	$463.2	$689.5	$1,098.4

Add Back:
Provision for Income Taxes	125.7	155.3	333.9	291.2
Subtract:
Total (Expenses) and Other Income	(84.6)	17.1	(154.1)	(74.6)
Equity in Net Income of Unconsolidated Affiliates	0.7	3.0	0.5	1.3
Net Income Attributable to Non-controlling Interests	(13.8)	(8.4)	(26.2)	(19.7)
Operating Income	567.9	606.8	1,203.2	1,482.6

Add Back:
Amortization of Acquired Intangibles	20.4	20.9	81.8	84.0
Impairment of Goodwill	—	—	232.1	—

Adjusted EBITA	588.3	627.7	1,517.1	1,566.6

Adjusted EBITA Margin on Revenue before Billable Expenses %	24.2%	24.3%	16.5%	16.7%
Restructuring Charges	(6.4)	0.8	(5.0)	0.1
Deal Costs	9.3	—	9.3	—

Adjusted EBITA before Restructuring Charges & Deal Costs	$591.2	$628.5	$1,521.4	$1,566.7
Adjusted EBITA before Restructuring Charges & Deal Costs Margin on Revenue before Billable Expenses %	24.3%	24.3%	16.6%	16.7%

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

A5

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended December 31, 2023
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Gain on Business Dispositions[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [2]	$606.8	$(20.9)	$(0.8)		$628.5

Total (Expenses) and Other Income [3]	17.1			$36.8	(19.7)
Income Before Income Taxes	623.9	(20.9)	(0.8)	36.8	608.8
Provision for Income Taxes	155.3	4.2	0.2	(7.4)	152.3
Effective Tax Rate	24.9%				25.0%
Equity in Net Income of Unconsolidated Affiliates	3.0				3.0
Net Income Attributable to Non-controlling Interests	(8.4)				(8.4)
Net Income Available to IPG Common Stockholders	$463.2	$(16.7)	$(0.6)	$29.4	$451.1

Weighted-Average Number of Common Shares Outstanding - Basic	381.4				381.4
Dilutive effect of stock options and restricted shares	2.0				2.0
Weighted-Average Number of Common Shares Outstanding - Diluted	383.4				383.4

Earnings Per Share Available to IPG Common Stockholders 4,:
Basic	$1.21	$(0.04)	$(0.00)	$0.08	$1.18
Diluted	$1.21	$(0.04)	$(0.00)	$0.08	$1.18

[1] Primarily relates to a net gain as a result of a completed disposition and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other income (expense), net.
[4] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

A6

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31, 2023
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Gain on Business Dispositions[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [2]	$1,482.6	$(84.0)	$(0.1)		$1,566.7

Total (Expenses) and Other Income [3]	(74.6)			$16.4	(91.0)
Income Before Income Taxes	1,408.0	(84.0)	(0.1)	16.4	1,475.7
Provision for Income Taxes	291.2	16.9	(0.1)	(3.4)	304.6
Effective Tax Rate	20.7%				20.6%
Equity in Net Income of Unconsolidated Affiliates	1.3				1.3
Net Income Attributable to Noncontrolling Interests	(19.7)				(19.7)
Net Income Available to IPG Common Stockholders	$1,098.4	$(67.1)	$(0.2)	$13.0	$1,152.7

Weighted-Average Number of Common Shares Outstanding - Basic	384.1				384.1
Dilutive effect of stock options and restricted shares	1.8				1.8
Weighted-Average Number of Common Shares Outstanding - Diluted	385.9				385.9

Earnings Per Share Available to IPG Common Stockholders [4,5]:
Basic	$2.86	$(0.17)	$(0.00)	$0.03	$3.00
Diluted	$2.85	$(0.17)	$(0.00)	$0.03	$2.99

[1] Primarily relates to a net gain as a result of a completed disposition and the classification of certain assets as held for sale, as well as a loss related to the sale of an equity investment.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
[5] Basic and diluted earnings per share, both As Reported and Adjusted Results (Non-GAAP), include a positive impact of $0.17 related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.
A7